UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 25, 2004

infoUSA INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction
of incorporation)

0-19598 (Commission File Number)	47-0751545 (I.R.S. Employer Identification No.)

5711 South 86th Circle, Omaha Nebraska (Address of principal executive offices)	68127 (Zip Code)

(402) 593-4500
(Registrant’s telephone number, including area code)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Credit Agreement
Security Agreement
Pledge Agreement
Subsidiaries Guaranty
Release dated March 25, 2004

Item 5. Other Events

          On March 25, infoUSA Inc. (the “Company”) issued a press release attached hereto as Exhibit 99.1 announcing that the Company entered into a new senior secured credit facility effective March 25, 2004 to replace the previous $145 million senior credit facility. The Company’s new credit facility is comprised of a $120 million term loan and a $50 million revolving line of credit.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

4.8	Credit Agreement by and among infoUSA, Inc., various lenders as defined therein and Wells Fargo National Association dated as of March 25, 2004

4.9	Security Agreement by and among infoUSA, Inc., various lenders as defined therein and Wells Fargo National Association dated as of March 25, 2004

4.10	Pledge Agreement by and among infoUSA, Inc., various lenders as defined therein and Wells Fargo National Association dated as of March 25, 2004

4.11	Subsidiaries Guaranty by and among infoUSA, Inc., various lenders as defined therein and Wells Fargo National Association dated as of March 25, 2004

99.1	Release dated March 25, 2004

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

infoUSA Inc.

By:	/s/Raj Das Raj Das, Chief Financial Officer

Dated: March 29, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.8	Credit Agreement by and among infoUSA, Inc., various lenders as defined therein and Wells Fargo National Association dated as of March 25, 2004

4.9	Security Agreement by and among infoUSA, Inc., various lenders as defined therein and Wells Fargo National Association dated as of March 25, 2004

4.10	Pledge Agreement by and among infoUSA, Inc., various lenders as defined therein and Wells Fargo National Association dated as of March 25, 2004

4.11	Subsidiaries Guaranty by and among infoUSA, Inc., various lenders as defined therein and Wells Fargo National Association dated as of March 25, 2004

99.1	Release dated March 25, 2004